UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ULURU Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145

June 15, 2017

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of ULURU Inc. to be held on Tuesday, July 25, 2017 at 10:00 a.m., Central Daylight Time, at the offices of ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001, (214) 905-5145.

Details regarding the business to be conducted, information you should consider in casting your vote and how you may vote are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with rules approved by the Securities and Exchange Commission, this year we are furnishing proxy materials to our stockholders primarily over the Internet.  As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our Proxy Statement and our 2016 Annual Report.  The notice contains instructions on how to access those documents over the Internet.  The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2016 Annual Report and a proxy card or voting instruction form.  Stockholders who have previously elected to receive by mail the proxy materials will receive a paper copy of the proxy materials.

Your vote is important.  Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible.

Thank you for your ongoing support of ULURU Inc.

Sincerely,

Vaidehi Shah
Chairman of the Board of Directors and Chief Executive Officer

ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on July 25, 2017

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of ULURU Inc., a Nevada corporation, (the “Annual Meeting”) will be held at the offices of ULURU Inc., 4452 Beltway Drive, Addison, TX 75001, (214) 905-5145, on July 25, 2017 at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	to elect five members to the Board of Directors to hold office until the annual meeting for 2018, and until their successors are elected and qualified; and

2.	to ratify the appointment of Montgomery Coscia Greilich LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	to approve a resolution amending the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 200 million shares to 750 million shares; and

4.
to approve, by non-binding advisory vote, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables, and accompanying narrative discussions contained in this Proxy Statement; and

5	to transact such other business as may properly come before the meeting or any adjournments thereof.

In accordance with the provisions of our bylaws, the Board of Directors has fixed the close of business on May 30, 2017 as the record date for the determination of the holders of the shares of our Common Stock and Series B Convertible Preferred Stock entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Information relating to the proposals described above is set forth in the accompanying Proxy Statement dated June 15, 2017.  Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.  Our Annual Report for the fiscal year ended December 31, 2016 accompanies the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 25, 2017.

This proxy statement and our 2016 Annual Report to stockholders are available at our corporate website at www.uluruinc.com under the heading “Investors”.

YOUR VOTE IS IMPORTANT

You may vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  The prompt return of your proxy may save the Company additional expenses of solicitation.

By Order of the Board of Directors,

Vaidehi Shah
Chairman of the Board of Directors and Chief Executive Officer
Addison, Texas
June 15, 2017

ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 25, 2017

GENERAL INFORMATION

This Proxy Statement and proxy materials are being furnished by ULURU Inc., a Nevada corporation, to holders of its Common Stock, par value $0.001 per share (the “Common Stock”) and Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ULURU Inc. for the 2017 annual meeting of stockholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting.  In this proxy statement, we may also refer to ULURU Inc. as "ULURU," the “Company," "we," "our," or "us."

We are holding the Annual Meeting at 10:00 a.m., Central Daylight Time, on Tuesday, July 25, 2017, at the offices of ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001 and invite you to attend in person.

Under rules adopted by the Securities and Exchange Commission, we provide our stockholders with the choice of accessing the 2017 annual meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail.  In connection with this process, a Notice Regarding the Availability of Proxy Materials is being mailed to our stockholders who have not previously requested paper proxy materials.  The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may vote your shares over the Internet.  The notice will also tell you how to request our proxy materials in printed form or by email, at no charge.  The notice contains a 12-digit control number that you will need to vote your shares.  Please keep the notice for your reference through the Annual Meeting date.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to stockholders beginning on or about June 15, 2017.

This Proxy Statement should be read in conjunction with our Annual Report for the fiscal year ended December 31, 2016, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2016 contained therein.

VOTING INFORMATION
Record Date

You may vote all shares that you owned as of May 30, 2017, which is the record date for the Annual Meeting.  On May 30, 2017, we had 76,349,431 shares of Common Stock, and 1,250 shares of Series B Preferred, outstanding at the close of business.  Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting, and each share of Series B Preferred is entitled to 4,000 votes on each matter properly brought before the Annual Meeting.  Except as otherwise specified, shares of Common Stock and Preferred Stock vote together as a class.

Ownership of Shares

You may own shares of Common Stock or Series B Preferred in one of the following ways:

•	directly in your name as the stockholder of record, which includes restricted stock awards issued to employees under our long-term incentive plans; or

•	indirectly through a broker, bank, trustee, or other holder of record in "street name".

If your shares are registered directly in your name, you are the holder of record of these shares, and we are sending a Notice Regarding the Availability of Proxy Materials directly to you.  As the holder of record, you have the right to vote by proxy, by telephone, by the Internet or by mail (if you request to receive your proxy materials by mail), or to vote in person at the Annual Meeting.  If you hold your shares in street name, your broker, bank, trustee, or other holder of record is sending a Notice Regarding the Availability of Proxy Materials to you.  As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by submitting voting instructions in the manner directed by your bank, broker, trustee, or other holder of record.  Regardless of how you hold your shares, we invite you to attend the Annual Meeting.

How to Vote

The Notice Regarding the Availability of Proxy Materials that most of our stockholders will receive will have information about Internet voting but is not permitted to include a telephonic voting number because that would enable a stockholder to vote without accessing the proxy materials online.  The telephonic voting number will be on the website where the proxy materials can be found.  For more information about voting by telephone, please see the next two sections.

Your vote is important.
We encourage you to vote promptly.  Internet and telephone voting is available through 11:59 p.m. Eastern Time on Monday, July 24, 2017, for all shares of Common Stock and Series B Preferred.  You may vote in one of the following ways:

By Telephone.
You have the option to vote your shares by telephone. In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Materials.  You will be provided with a telephone number for voting at that site.  Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares.  When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call.  You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes.

By Internet.
You can also vote your shares by the Internet.  The Notice Regarding the Availability of Proxy Materials indicates the website you may access for Internet voting using the 12-digit control number included in the notice.  You may vote by the Internet 24 hours a day.  As with telephone voting, you will be able to confirm that the system has properly recorded your votes.  If you hold your shares in street name, please follow the Internet voting instructions in the Notice of Internet Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder.

By Mail.
If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you.  If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

At the Annual Meeting.
The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person.  If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted as you have directed at the Annual Meeting.  If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocation of Proxies.
You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our corporate secretary at the Annual Meeting; (2) submit a timely later-dated proxy or voting instruction form if you hold shares in street name; (3) provide timely subsequent telephone or Internet voting instructions; or (4) vote in person at the Annual Meeting.

Quorum and Required Vote

Quorum.

We will have a quorum and will be able to conduct the business of the Annual Meeting if one-third of number of votes entitled to be cast by the holders of the Common Stock and Series B Preferred are present at the Annual Meeting, either in person or by proxy.  Abstentions and broker non-votes (assuming, in the case of broker non-votes, that the shares represented by such non-votes are voted on any other matter before the Annual Meeting) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Proposals.

For Proposal 1, directors will be elected by a plurality of shares present in person or represented by proxy at the Annual Meeting, which means that the five individuals receiving the highest number of “For” votes will be elected directors.  Abstentions and broker non-votes will have no effect on the voting results of Proposal 1.

Proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes against the proposal.  Abstentions and broker non-votes will have no effect on the voting results of Proposal 2.

Proposal 3 will be approved if the number of votes cast in favor of the proposal exceeds (i) a majority of all votes entitled to be cast on the proposal, and (ii) 75% of the votes entitled to be cast by the holders of the Series B Preferred on the proposal.  Abstentions and broker non-votes will have the same effect as votes against Proposal 3.

Proposal 4 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes against the proposal.  Abstentions and broker non-votes will have no effect on the voting results of Proposal 4.  The advisory vote on executive compensation is being submitted to stockholders pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and notwithstanding the receipt of any stockholder approval, the outcome of such advisory vote will not be binding on the Company, the Board of Directors, or management.  A voted in favor of the Say-on-Pay resolution will not be deemed to be ratification, for corporate purposes, of the compensation of the named executive officers.

Routine and Non-Routine Proposals.

The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner under certain circumstances.  If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

Under the rules of the New York Stock Exchange, each of the proposals to be voted on at the Annual Meeting, other than the ratification of auditors, is a non-routine item.  This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for these items cannot exercise discretion to vote their clients' shares.  Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

Confidential Voting

We maintain the confidentiality of the votes of individual stockholders.  We do not disclose these votes to any member of management unless we must disclose them for legal reasons or in the event of a contested proxy solicitation.  However, if a stockholder writes a comment on the proxy card, we will forward the comment to management.  In reviewing the comment, management may learn how the stockholder voted.  In addition, the Inspector of Elections and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Multiple Stockholders Sharing the Same Address

For those stockholders requesting paper proxy materials who share a single address and would like to receive only one Annual Report and proxy statement at that address, please contact our corporate secretary.  This service, known as "householding," is designed to reduce our printing and postage costs.  If after signing up for householding any stockholder residing at such an address wishes to receive a separate Annual Report or proxy statement in the future, he or she may contact our corporate secretary at our main office.  The contact information for our corporate secretary is provided on page one under "General Information."

Cost and Method of Proxy Solicitation

We will pay the expenses of soliciting proxies.  We will be soliciting proxy by mail and internet. In addition, our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission for no additional compensation. We do not intend to engage a solicitation firm.

PROPOSAL 1

ELECTION OF DIRECTORS

There are currently five members of the Board of Directors of ULURU Inc. (the “Board”) with terms expiring at the Annual Meeting, which five directors currently comprise the whole Board.

Upon the recommendation of our Board, functioning as the Nominating and Governance Committee, the Board has nominated Vaidehi Shah, Anish Shah, Arindam Bose, Bradley J. Sacks, and Oksana Tiedt for re-election as a director.  Each such nominee has consented to serve, if elected, for a one-year term expiring at the time of the 2018 annual meeting of stockholders and when his/her successor is elected and qualified.  If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for the election of a substitute nominee designated by the Board, Velocitas Partners LLC (“Velocitas Partners”) or Bradley J. Sacks.  Alternatively, the Board may reduce the number of directors being elected at the Annual Meeting if one of the other nominees shall become unable or unwilling to serve.  Proxies may not be voted for more than five persons.

The Company is party to a Voting Agreement, dated February 27, 2017 and effective on March 31, 2017 with certain stockholders (the “Voting Agreement”) pursuant to which Velocitas Partners has the right to appoint four members of the Board and Bradley J. Sacks has the right to appoint one member of the Board, subject to certain ownership requirements.

The Board has determined that Arindam Bose and Bradley J. Sacks are the only directors to meet the independence requirements under the applicable NASDAQ Stock Market (“NASDAQ”) listing standards (the “Listing Standards”) and qualify as “independent directors” under those Listing Standards.

The Board recommends that you vote FOR the election of the nominees.  The persons named in the enclosed proxy card as proxies will vote as directed in the proxy card, unless the proxy card is blank with respect to Proposal No. 1, in which case the persons intend to vote for each of the nominees of the Board.

The following information, which is as of May 31, 2017, is furnished with respect to each nominee for election as a director at the Annual Meeting.  The information presented includes information each director has given us about all positions he/she holds with us, his/her principal occupation and business experience during the past five years, and the names of other publicly-held companies of which he/she serves as a director.  Information about the number of shares of Common Stock and Series B Preferred beneficially owned by each director, directly or indirectly, as of May 31, 2017, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Business and Experience of Nominees for Director

The following table sets forth the directors and nominee of the Company along with their respective ages and positions and is as follows:

Name	Age	Position
Vaidehi Shah	40	Chairman, Director, Chief Executive Officer
Anish Shah	50	Director
Arindam Bose	38	Director
Bradley J. Sacks	50	Director
Oksana Tiedt	41	Director

Ms. Vaidehi Shah

Ms. Shah has served as the Company’s Chairman of the Board since March 2017 and as the Company’s Chief Executive Officer and a director since February 2017.  Ms. Shah has over sixteen years of business management and investment experience.  As co-founder and managing member of Velocitas Partners which was founded in April 2012 and managing director of its 100% owned company, Velocitas GmbH, from its founding in January 2013 through April 2017, Ms. Shah developed a global distribution platform for small and medium sized enterprises with innovative medical devices spanning over 50 countries. From September 2016 through March 2017, she also served as Managing Partner of TEAMFund LP, an impact investment enterprise that invests in innovative medical technologies that address unmet health needs in the world’s most underserved areas including India and Sub-Saharan Africa.  Ms. Shah continues to serve as an advisor to TEAMFund.  Ms. Shah also acted as Chief Executive Officer of Daotec Payment GmbH from August 2011 through September 2012.  During her three years at the Daotec Group of Companies as business development advisor and Chief Executive Officer, she led its transformation from a telecom services provider into an international, financially-regulated payment service institution.  Ms. Shah also serves as a Regional Director of the Harvard Healthcare Alumni Association in Austria. She received her M.B.A. from Harvard Business School and graduated summa cum laude and Phi Beta Kappa from Wellesley College, with a B.A. in Mathematics and Economics.

Ms. Shah is an appointee of Velocitas Partners pursuant to the terms of a Voting Agreement, dated February 27, 2017 and effective on March 31, 2017, pursuant to which the Company has agreed to nominate and/or appoint four directors designated by Velocitas Partners.

Ms. Shah is the niece of Mr. Anish Shah, a director of the Company.

Mr. Anish Shah

Mr. Shah has served as a member of the Board since March 2017. Mr. Anish Shah is a serial entrepreneur, with over twenty-five years of experience in senior management positions in diverse industry sectors.  Mr. Shah is a co-founder of Velocitas Partners and also served as President of Velocitas Partners since November 2013, the owner of Velocitas GmbH, a global distribution platform for medical devices.

Prior to founding Velocitas Partners, Mr. Shah served as the Director of International Expansion at SPPL Group, a generic drugs manufacturer with two manufacturing facilities with over 400 products, from January 2010 to October 2013.  Under his supervision, SPPL Group became an international, financially-regulated export institution with a sale network in over twenty countries in Africa and Latin America.  Prior to that, he served in senior management capacities providing support in various functional areas.  Mr. Shah began his career at Bharat Vyas & Associates as an audit assistant from March 1985 to December 1987 and then joined Arthur Anderson, where he worked from May 1988 to December 1990, after receiving his Bachelor of Commerce degree from Mumbai University and participating in the CFA and ICWA programs. He then went on to work as a business development executive at Pet Packaging Pvt. Ltd from January 1991 to December 1992.  He then served as a director at A.D. Aushadh (I) Pvt. Ltd, a company engaged in the trading and manufacture of pharmaceutical formulations, from January 1993 to December 2009.

Mr. Shah is an appointee of Velocitas Partners pursuant to the terms of a Voting Agreement, dated February 27, 2017 and effective on March 31, 2017, pursuant to which the Company has agreed to nominate and/or appoint four directors designated by Velocitas Partners.

Mr. Shah is the uncle of Ms. Vaidehi Shah, the Company’s Chairman of the Board and Chief Executive Officer.

Mr. Arindam Bose

Mr. Bose has served as a member of the Board since March 2017.  Mr. Bose brings over sixteen years of experience in capital raising, private equity, wealth management and client relationship management.  He co-founded Velocitas Partners, an advisory and asset management firm which invests in innovative medical technologies, in 2013. Mr. Bose is also the General Manager of Al Etihad Financial Advisors, UAE, an Emirates Securities and Commodities Authority licensed financial advisory firm, where he has worked since January 2013.  Mr. Bose has developed deep networks and relationships in the Middle East & North Africa (“MENA”) region.

From April 2012 to December 2012, Mr. Bose was a Partner at Al Masah Capital Limited; a UAE-based Private Equity Fund with over one and a half billion dollars of capital raised and more than eight hundred million dollars under management. Before that, from January 2010 to March 2012, Mr. Bose was a Director in the Global Banking and Markets Group at Royal Bank of Scotland, UK, where he was responsible for originating and managing transactions for its investment banking business. His previous roles have included International Private banking at Coutts & Company, UK (where he worked as a Private Banker from January 2007 to December 2009), The National Investor, Abu Dhabi, UAE from April 2004 to December 2006 and on a joint venture between Government of Dubai & the World Bank Group (where he worked as an Associate – Technology & Security from November 2002 to March 2004).  Mr. Bose is a member of the Board of Directors of AB Holdings; a family-owned investment company, and General Stores and Engineering Company Private Ltd, a leader in railway brake systems and pantographs, based in India. He completed his executive training at Manchester University and received his Bachelors in Engineering from Barkatullah Vishwavidyalaya, (University of Bhopal, Madhya Pradesh) India.

Mr. Bose is an appointee of Velocitas Partners pursuant to the terms of a Voting Agreement, dated February 27, 2017 and effective on March 31, 2017, pursuant to which the Company has agreed to nominate and/or appoint four directors designated by Velocitas Partners.

Mr. Bradley J. Sacks

Mr. Sacks has served as one of our directors since July 2015 and also served as the Chairman of the Board from November 2015 to March 2017.  Mr. Sacks is an investor and advisor, and has been the Managing Member of Centric Capital Ventures LLC, a private investment entity, since 2009. Centric Capital has a 50% ownership position in a company that has licensed the rights to Altrazeal® for distribution in South Africa.  From 2006 until 2009, Mr. Sacks was the Managing Director, Global Head of Technology, Media and Telecom M&A, of Bank of America Securities. During the past five years, Bradley J. Sacks has served on the board of directors of Gondwana International Networks (Pty) Limited (South Africa), Care Fertility Group Limited and numerous companies that are subsidiaries of General Healthcare Group, the largest private services provider in the United Kingdom.

Mr. Sacks is an appointee pursuant to the terms of a Voting Agreement, dated February 27, 2017 and effective on March 31, 2017, pursuant to which the Company has agreed to nominate and/or appoint one director designated by Bradley J. Sacks.

Ms. Oksana Tiedt

Ms. Tiedt has served as a member of the Board since March 2017.  Ms. Tiedt has over fifteen years of experience in global private equity, fund of funds and investment banking in diverse industries. She is a co-founder and partner of Velocitas Partners, an advisory and asset management firm that invests in innovative medical technologies.  Ms. Tiedt serves as managing director of Velocitas GmbH, a wholly owned entity of Velocitas Partners, engaged in the business of distribution of innovative medical devices.  Since January, 2013, she has also served as a Managing Director of extra+ GmbH, a loyalty rewards and marketing company based in Austria.

Prior to founding Velocitas Partners in November 2013, Ms. Tiedt was a Principal of Swift Capital’s European Private Equity Fund of Funds portfolio with over one billion Euros of assets under management from March 2008 to June 2012.  Before that, she spent six years at Bain Capital, a global investment firm managing over $65 billion in assets, from September 2001 to January 2008. Based at Bain Capital’s offices in Munich and London, Ms. Tiedt originated and executed leveraged buyout transactions.  During this time, she also served as a Director and Strategic and Financial Advisor for two private companies.  Ms. Tiedt has also worked at Goldman Sachs's mergers and acquisitions group (as a Financial Analyst from September 1999 to August 2001), Nissho Iwai Trading Company (as a Summer Intern from June 1998 to August 1998) and at the National Defense University (as a Research Associate from September 1998 to May 1999).  Ms. Tiedt received her MA in International Economics and International Relations with a focus on Japan Studies from the Johns Hopkins University School of Advanced International Studies (SAIS) and completed her BA in Economics and Asian Studies from Willamette University.

Ms. Tiedt is an appointee of Velocitas Partners pursuant to the terms of a Voting Agreement, dated February 27, 2017 and effective on March 31, 2017, pursuant to which the Company has agreed to nominate and/or appoint four directors designated by Velocitas Partners.

THE BOARD RECOMMENDS A VOTE “FOR” THE FIVE PROPOSED NOMINEES TO THE BOARD.  THE PERSONS NAMED IN THE ENCLOSED PROXY CARD AS PROXIES WILL VOTE AS DIRECTED IN THE PROXY CARD, UNLESS THE PROXY CARD IS BLANK WITH RESPECT TO PROPOSAL NO. 1, IN WHICH CASE THE PERSONS INTEND TO VOTE FOR EACH OF THE NOMINEES OF THE BOARD.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Corporate Governance Practices and Board Independence

The Board has adopted a number of corporate governance documents, including corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters.  All of these documents are available on the Company’s website at www.uluruinc.com under the heading “Investors,” and a copy of any such document may be obtained, without charge, upon written request to ULURU Inc., c/o Investor Relations, 4452 Beltway Drive, Addison, Texas, 75001.

Board of Directors’ Leadership Structure and Role in Risk Oversight

Although the Board does not have a formal policy on whether the roles should be combined or separated, our Board determined it appropriate and efficient for Ms. Shah, our Chairman, to also serve as Chief Executive Officer, based on Ms. Shah’s extensive knowledge of our Company and the medical device marketplace.

Our Board is the central body that oversees the management of material risks at the Company.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole.

Our Board, functioning as the Audit Committee, has the responsibility to review and discuss certain risk policies, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures, and generally provide oversight of risks related to financial reporting, accounting, credit, and liquidity.

Our Board, functioning as the Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.  In addition, as part of its compensation philosophy, the Board strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long term business strategy and objectives.  To meet its obligations under the Securities and Exchange Commission’s enhanced disclosure rules, the Company reviewed whether the risks arising from our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.  We concluded that it is not likely that our compensation policies will have such an effect.

Our Board, functioning as the Nominating and Governance Committee, also oversees risk management practices in its domain, including director candidate selection, governance and succession matters.  Day to day operational risks are generally handled by management, with reporting to and involvement of the Board.  With respect to strategic and enterprise risk, our Board as a whole is the level at which we address and monitor such issues, through regular interactions with the Chief Executive Officer and other members of senior management.

Policies for Approval of Related Party Transactions

In 2016, the Audit Committee had the authority and responsibility to review and approve any proposed transactions between the Company (including its subsidiaries) and any person that is an officer, key employee, director or affiliate of the Company or any subsidiary), other than transactions related to the employment and compensation of such persons, which have been subject to review and approval by the Compensation Committee.  As of April, 2017, all related party transactions are approved by the Board of Directors and adequate procedures will be followed to guard against conflicts of interest.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to ULURU Inc., Board of Directors, c/o Chief Executive Officer, 4452 Beltway Drive, Addison, Texas, 75001. Stockholders also may send communications via email to investors@uluruinc.com.  All communications will be reviewed by executive management of the Company, who will determine whether such communications are relevant and/or for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Attendance of Directors at Annual Stockholder Meetings

Although the Company currently does not require directors to attend annual stockholder meetings, it does encourage directors to do so and welcomes their attendance.

Nomination and Election of Directors

When seeking candidates for director, the Board, functioning as the Nominating and Governance Committee, may solicit suggestions from incumbent directors, management or others.  After conducting an initial evaluation of a candidate, the committee may interview that candidate if it believes the candidate might be suitable to serve as a director.  The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend that candidate’s election.

Although no formal diversity policy is in place, in performance of its duties the Board believes that the backgrounds and qualifications of the Board, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities.  Therefore, the Board considers diversity in identifying nominees for directors.  In this regard, the Board views diversity in a broad sense, including on the basis of business experience, skill set, public service experience, gender and ethnicity.

Before nominating a sitting director for reelection at an annual stockholder meeting, the Board will consider the director’s performance on the Board and whether the director’s reelection would be in the best interests of the Company’s stockholders and consistent with the Company’s corporate governance guidelines and the Company’s continued compliance with its contractual obligations and applicable law, rules and regulations.  The Board also considers the obligations of the Company of any agreement granting certain stockholders the right to nominate or appoint directors, including the Voting Agreement.

The Board believes that it should be composed of directors with diverse and complementary backgrounds, and that directors should have expertise that is  useful to the Company and may contribute to the success of the Company. When considering candidates for director, the Board acting as the nominating committee takes into account numerous factors, including  the candidate’s personal and professional ethics, willingness and ability to devote an amount of time sufficient to effectively carry out his or her duties, relevant business experience, judgment and possession of useful skills or experience (such as an accounting and financial background or experience in the industry).  In addition, the Board considers the existing size of the Board, the ideal size of the Board under the circumstances and any contractual obligations governing the composition of the Board.

The Board will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below.  Stockholders wishing to suggest a candidate for director should write to ULURU Inc., c/o Investor Relations, 4452 Beltway Drive, Addison, Texas 75001 and include the following:

▪	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
▪
The class and number of shares of Common Stock or Series B Preferred owned by the stockholder as of the Record Date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and the length of time such stockholder has held such shares;

▪	The name, age and address of the candidate;
▪	A description of the candidate’s business and educational experience;
▪	The class and number of shares of stock, if any, owned by the candidate, and length of time such candidate has held such shares;
▪
Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

▪	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
▪	A description of any relationship or understanding between the stockholder and the candidate; and
▪	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Meetings of the Board and Certain Committees

The Board held twenty meetings and acted by unanimous written consent on six occasions during the 2016 fiscal year.  During fiscal year 2016, each director attended at least 75% of the aggregate number of the meetings (if any) of our Board and of the board committees on which they serve.

In addition to the meetings held by the Board and Board committees, the directors and Board committee members communicated informally to discuss the affairs of the Company and, when appropriate, took formal Board and committee action by unanimous written consent of all directors or committee members, in accordance with Nevada law, in lieu of holding formal meetings.

Board Committees

Prior to April 2017, the Board had an Audit Committee, a Compensation Committee, and a Nominating and Governance Committees.  Following the closing of the March 2017 Offering with Velocitas Partners LLC and Velocitas I LLC, all of our directors are appointees, and affiliates of, Velocitas Partners or Bradley J. Sacks under the Voting Agreement.  None of our directors is independent for Audit Committee purposes, and only Bradley J. Sacks and Arindam Bose would satisfy the general independence requirements of the Nasdaq Stock Market. Although the Company anticipates appointing independent directors in the future, during the rebuilding phase in which the Company finds itself, the Company is not in a position to attract qualified industry and other independent directors. In light of the absence of independent directors to staff the Audit Committee, and limited number of independent directors to staff the other committees, the Board determined in April 2017 to dissolve its committees, revoke its committee charters and have the Board as a whole perform the functions previously performed by the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees.  The Board believes it is appropriate for the Company not to have a standing Audit, Compensation or Nominating Committee, or a charter for any such committee, in light of the fact that the Company is majority-controlled by affiliates of Velocitas Partners and the Board’s belief that expending the capital to expand the Board to include fully independent directors would be an inappropriate use of capital at this stage when the Company has limited revenue and resources to commercialize its existing products.

The Audit Committee, had the responsibility to engage the independent auditors, review and approve the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. As noted above, our Board presently performs the functions of our Audit Committee.  None of the members of the Board satisfy the independence requirements applicable to audit committees of companies listed on the Nasdaq Stock Market.  The Board has determined that Bradley J. Sacks meets the definition of an "Audit Committee Financial Expert", as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act.

During the 2016 fiscal year, the members of the Audit Committee were Bradley J. Sacks and Robert F. Goldrich.  The Audit Committee held a total of four meetings, either in person or by conference call, in 2016.  The charter of the Audit Committee has been revoked and the functions of the Audit Committee are now being performed by the entire Board.

The Compensation Committee had responsibility for approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options under the Company's 2006 Equity Incentive Plan (as amended to date, the “Equity Incentive Plan”) and other benefits and general review of the Company's employee compensation policies.  The charter of the Compensation Committee has been revoked, and the functions of the Compensation Committee are now being performed by the entire Board.

During the 2016 fiscal year, the members of the Compensation Committee were Robert F. Goldrich, Klaus Kuehne, and Bradley J. Sacks.  The Compensation Committee held one meeting by conference call in 2016.

The Nominating and Governance Committee was responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing the Company's corporate governance guidelines.  The charter of the Nominating and Governance Committee has been revoked, and the functions of the Nominating and Governance Committee are now being performed by the entire Board.

During the 2016 fiscal year, the members of the Nominating and Governance Committee were Robert F. Goldrich, Helmut Kerschbaumer, and Bradley J. Sacks.  The Nominating and Governance Committee did not hold a formal meeting during 2016 but its members acted by unanimous written consent on one occasion.

Executive Officers

The following table sets forth the executive officers of the Company, other than Vaidehi Shah whose information is provided above, along with their respective ages and positions and is as follows:

Name	Age	Position
Terrance K. Wallberg		Vice President, Chief Financial Officer, Secretary, Treasurer

Mr. Terrance K. Wallberg

Mr. Wallberg has served as our Vice President and Chief Financial Officer since March 2006.  Mr. Wallberg is a Certified Public Accountant and possesses an extensive and diverse background with over 30 years of experience with entrepreneurial/start-up companies.  Prior to joining ULURU Inc., Mr. Wallberg was Chief Financial Officer with Alliance Hospitality Management from 2004 to 2005 and previous to that was Chief Financial Officer for DCB Investments, Inc., a Dallas, Texas based diversified real estate holding company, from 2000 to 2004.  During his five-year tenure at DCB Investments, Mr. Wallberg acquired valuable experience with several successful start-up businesses and dealing with the external financial community.  Prior to DCB Investments, Mr. Wallberg spent 22 years with Metro Hotels, Inc., serving in several finance/accounting capacities and culminating his tenure as Chief Financial Officer.  Mr. Wallberg is a member of the American Society and the Texas Society of Certified Public Accountants and is a graduate of the University of Arkansas, Little Rock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us during the 2016 fiscal year or written representatives from our directors and executive officers, none of our directors, executive officers and 10% holders failed to file on a timely basis reports required by Section 16(a) during the 2016 fiscal year.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2016 and 2015, the total compensation earned by or paid to our former Interim Chief Executive Officer, who was our principal executive officer during 2016, and our Chief Financial Officer, who was the only other executive officer of the Company during 2016.  These two persons are referred to in this Report as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

Helmut Kerschbaumer (1)	2016	---	---	---	---	---	105,000	105,000
Former Interim President & Chief Executive Officer	2015	---	---	---	---	---	---	---

Terrance K. Wallberg (2)	2016	200,000	---	---	---	---	10,487	210,487
Vice President & Chief Financial Officer	2015	200,000	---	---	---	---	7,870	207,870

(1)
On February 27, 2017, Mr. Kerschbaumer resigned from his duties as the Company’s Interim President and Chief Executive Officer and also from his duties as a member of the Board.  During 2016, Mr. Kerschbaumer was party to a consulting agreement providing certain consulting services to the Company and claims to have earned a compensation of $105,000 for such services with such amounts subject to audit and verification.  On November 19, 2015, Mr. Kerschbaumer was appointed to serve as the Company’s Interim President and Chief Executive Officer and to continue to serve as a member of the Board.  During 2015, Mr. Kerschbaumer was not party to an employment agreement regarding his service as Interim President and Chief Executive Officer and did not earn any compensation for such duties.

(2)
During 2016, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  As part of a plan to conserve the Company’s cash and financial resources during 2016, Mr. Wallberg temporarily deferred $48,333 of salary compensation and was also repaid $53,540 of temporarily deferred compensation from prior years thereby receiving cash compensation of $205,207 for the year.  During 2015, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  As part of a plan to conserve the Company’s cash and financial resources during 2015, Mr. Wallberg temporarily deferred $53,540 of salary compensation thereby receiving cash compensation of $146,460 for the year.

(3)	All Other Compensation includes the following:

Name	Fiscal Year	401(k) Matching Contributions	Life and Disability Insurance	Consulting Agreement	Other	Total
Helmut Kerschbaumer	2016	---	---	$105,000	---	$105,000
Terrance K. Wallberg	2016	$9,431	$696	---	$360	$10,487

Helmut Kerschbaumer	2015	---	---	---	---	---
Terrance K. Wallberg	2015	$5,858	$1,652	---	$360	$7,870

Base Salary

The base salary rates for 2017 and 2016 are as follows:

Named Executive Officers	2017 Salary (1)	2016 Salary	% Increase
Vaidehi Shah (2)	$100,000	n/a	n/a
Helmut Kerschbaumer (3)	$30,000	$105,000	n/a
Terrance K. Wallberg (4)	$200,000	$200,000	0.0%

(1)
The Board has determined to maintain the annual base salaries for Ms. Shah, our Chief Executive Officer, and for Mr. Wallberg, our Vice President and Chief Financial Officer, in 2017 as the Company strives to improve financial performance during 2017.

(2)
On February 27, 2017, Ms. Shah was appointed to serve as the Company’s Chief Executive Officer and to also serve as a member of the Board.  On March 31, 2017, Ms. Shah was appointed to serve as the Company’s Chairman of the Board.

(3)
On February 27, 2017, Mr. Kerschbaumer resigned from his duties as the Company’s Interim President and Chief Executive Officer and also from his duties as a member of the Board.  During 2017 and 2016, Mr. Kerschbaumer was party to a consulting agreement providing certain consulting services to the Company and claims to have earned a compensation of $30,000 and $105,000, respectively, for such services with such amounts subject to audit and verification.  On November 19, 2015, Mr. Kerschbaumer was appointed to serve as the Company’s Interim President and Chief Executive Officer and to continue to serve as a member of the Board.  During 2015, Mr. Kerschbaumer was not party to an employment agreement regarding his service as Interim President and Chief Executive Officer and did not earn any compensation for such duties.

(4)
During 2016, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  During 2016, Mr. Wallberg temporarily deferred $48,333 of salary compensation.  During 2016, Mr. Wallberg was also repaid $53,540 of temporarily deferred compensation from prior years thereby receiving cash compensation of $205,207 for the year.

Annual Bonus

Set forth below with respect to the named executive officers is information on the maximum bonus anticipated by their employment agreement, if any, and the actual bonus paid with respect to the 2016 fiscal year.

Named Executive Officers	Target Bonus Level	2016 Bonus (1)		Percentage of 2015 Base Salary
Vaidehi Shah (2)	50%	$	---	n/a
Helmut Kerschbaumer (3)	n/a	$	---	n/a
Terrance K. Wallberg	30%	$	---	0.0%

(1)	Bonuses are typically paid 50% in cash and 50% in stock. To date, the Board has not determined to provide annual bonuses to any employees related to performance in 2016.
(2)
On February 27, 2017, Ms. Shah was appointed to serve as the Company’s Chief Executive Officer and to also serve as a member of the Board.  On March 31, 2017, Ms. Shah was appointed to serve as the Company’s Chairman of the Board.

(3)
On February 27, 2017, Mr. Kerschbaumer resigned from his duties as the Company’s Interim President and Chief Executive Officer and also from his duties as a member of the Board.  During 2016 and 2015, Mr. Kerschbaumer did not participate in the Company’s Incentive Bonus Plan.

Restricted Stock Awards

To date, the Board has not provided awards of restricted stock to any employees related to 2016 performance.

Stock Options

To date, the Board has not granted any stock option awards to any of the Company’s employees in 2017 (relating to performance in 2016).  The Board may meet subsequent to the distribution of this Proxy Statement to determine the stock option awards, if any, to be granted to Company employees in 2017 (relating to 2016 performance).

Other Compensation and Personal Benefits

We maintain general broad-based employee benefit plans in which our executives participate, such as health insurance plans, life and disability insurance, and a 401(k) plan.  These benefits are provided as part of the basic conditions of employment for all of our employees. In addition, we believe that providing these basic benefits is necessary for us to attract and retain high-level executives working in our industry and in our geographic area.  We believe that these benefits substantially enhance employee morale and performance.  Our benefit plans may change over time as the Board determines appropriate.

The Company’s 401(k) plan permits a contribution of up to 4% of salary to our 401(k) plan and we match 100% of such contribution, subject to limitations established by law.  Participation in the Company’s 401(k) plan and receipt of matching contributions is available to all full-time employees.  We consider the matching contribution feature to be an important aspect of our compensation program because it is our only retirement program for our named executive officers and senior management.

Retirement Benefits

Our executive officers and senior management do not participate in any defined benefit retirement plans such as a pension plan.  We do not have any deferred compensation programs.  As noted above, our executive officers and senior management are eligible for our 401(k) plan, and we match those contributions as described immediately above in “Other Compensation and Personal Benefits”.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by the named executive officers at December 31, 2016.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Helmut Kerschbaumer (1)	03/20/13	100,000	---	$0.33	03/20/2023
	09/25/14	75,000	---	$1.15	09/25/2024

Terrance K. Wallberg	02/12/08	5,334	---	$34.65	02/12/2018	---	---
	03/20/13	90,000	---	$0.33	03/20/2023	---	---
	09/25/14	40,000	---	$1.15	09/25/2024	---	---

(1)
The stock option awards to Mr. Kerschbaumer in 2014 and 2013 were granted for his services as a director of the Company, and each expires ten years from the date of grant. Due to Mr. Kerschbaumer’s resignation on February 27, 2017, all stock option awards held by Mr. Kerschbaumer terminated on May 28, 2017, the ninetieth day after his association with the Company ended.

Employee Compensation Risks

The Company’s management and the Board have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers.  Based on the results of this assessment, we do not believe that our compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company.

Employment, Severance and Change in Control Agreements

Chief Executive Officer

Vaidehi Shah

On February 27, 2017, the Company appointed Ms. Vaidehi Shah to serve as the Company’s Chief Executive Officer and to also serve as a member of the Board.

The Purchase Agreement dated February 27, 2017 among the Company, Velocitas Partners and Velocitas I LLC (the “Purchase Agreement”) specified that Ms. Shah’s initial compensation would be $100,000 per year.  Ms. Shah is not party to a written employment agreement with the Company, including without limitation any agreement under which Ms. Shah would be entitled to payment of severance or other compensation in connection with a change of control.  The Board has not yet made any determination with respect to Ms. Shah’s participation in the Company’s Incentive Bonus Plan and Equity Incentive Plan.

Former Chief Executive Officer

Helmut Kerschbaumer

From November 19, 2015 to February 27, 2017, Mr. Kerschbaumer served as the Company’s interim President and Chief Executive Officer and also served as a director for the Company.  Mr. Kerschbaumer resigned from his duties pursuant to the Purchase Agreement with Velocitas Partners LLC.

During 2017 and 2016, Helmut Kerschbaumer was party to a consulting agreement for providing services to the Company in the field of operations, marketing, manufacturing, and business development.  The consulting agreement provided consulting fees of $10,000 per month in exchange for delivery of such services.  During 2017 and 2016, Mr. Kerschbaumer claims to have earned a compensation of $30,000 and $105,000, respectively, for such services with such amounts subject to audit and verification.  He earned no compensation during 2015. The Company has no contractual obligation to Mr. Kerschbaumer related to severance or payment upon a change of control

During 2016 and 2015, Mr. Kerschbaumer was not granted any awards of restricted stock or stock options under the Company’s Equity Incentive Plan and did not participate in the Company’s Incentive Bonus Plan.

Chief Financial Officer

Terrance K. Wallberg

Mr. Wallberg has served as our Vice President and Chief Financial Officer since March 2006.  The Board has not altered Mr. Wallberg’s annual base salary for 2017 and, accordingly, it continues at the rate of $200,000 per year.

During 2016, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  As part of a plan to conserve the Company’s cash and financial resources during 2016, Mr. Wallberg temporarily deferred $48,333 of salary compensation and was also repaid $53,540 of temporarily deferred compensation from prior years thereby receiving cash compensation of $205,207 for the year.

During 2015, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  As part of a plan to conserve the Company’s cash and financial resources during 2015, Mr. Wallberg temporarily deferred $53,540 of salary compensation thereby receiving cash compensation of $146,460 for the year.

Mr. Wallberg is eligible to participate in all of our employee benefits programs available to executives.  Mr. Wallberg is also eligible to receive:

▪
a bonus payable in cash and Common Stock, with a target bonus of 30% of his base salary and a maximum bonus of 60% of his base salary, related to the attainment of reasonable performance goals specified by our Board (provided that since the Board has not specified performance goals, such bonus will be granted, or not granted, on a discretionary basis); and

▪	stock options and restricted stock at the discretion of our Board.

During 2016 and 2015, Mr. Wallberg was not granted any awards of restricted stock or stock options under the Company’s Equity Incentive Plan or any bonus awards under the Company’s Incentive Bonus Plan.

Mr. Wallberg is not party to an executive employment agreement but is party to our standard employee agreements that contain non-solicitation, confidentiality and non-competition covenants, and a requirement for the assignment of certain invention and intellectual property rights to the Company.  The Company has no contractual obligation to Mr. Wallberg related to severance or payment upon a change of control

Potential Payments upon Termination

The following table describes the potential payments upon termination of employment to our named executive officer and to our former Chief Executive Officer, as of December 31, 2016.

Name	Severance Payment Upon Termination (1)		Deferred Compensation		Vested Paid Time Off Benefits (2)		Total
Helmut Kerschbaumer (3)	$	---	$	---	$	---	$	---
Terrance K. Wallberg (4)		$16,667		$48,333		$27,308		$92,308

(1)	Represents one month salary based on base salary as of December 31, 2016.
(2)	The Company maintains a paid-time-off benefit plan in lieu of vacation/holiday/sick benefits. The Table includes vested and unpaid benefits as of December 31, 2016.
(3)
From November 19, 2015 to February 27, 2017, Mr. Kerschbaumer served as the Company’s interim President and Chief Executive Officer and also served as a director for the Company.  Mr. Kerschbaumer resigned from his duties pursuant to the Purchase Agreement with Velocitas Partners LLC.  During 2017 and 2016, Mr. Kerschbaumer was party to a consulting agreement regarding certain services and claims to have earned compensation of $30,000 and $105,000, respectively, for such duties with such amounts subject to audit and verification.  During 2015, Mr. Kerschbaumer was not party to an employment agreement regarding his service as Interim President and Chief Executive Officer and did not earn any compensation for such duties.  The Company has no contractual obligation to Mr. Kerschbaumer related to severance or payment upon a change of control.

(4)	During the year of 2016, Mr. Wallberg temporarily deferred certain portions of his compensation. As of December 31, 2016, Mr. Wallberg is owed $48,333.

Uluru 401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees.  The plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code.  The plan provides that each participant may contribute up to the statutory limit, which was $18,000 and $18,000 for calendar years 2016 and 2015, respectively.  Participants who are 50 years or older can also make additional "catch-up" contributions over and above the statutory limit, which was $6,000 for calendar years 2016 and 2015, respectively.  Under the plan, each participant is fully vested in his or her deferred salary contributions, including any matching contributions by us, when contributed.  Participant contributions are held and invested by the participants in the plan's investment options. The plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule.  In 2016 and 2015, we matched 100% of participant contributions up to the first four percent of eligible compensation.  We intend to match participant contributions at the same levels in 2017.  The Company incurs the administrative costs of our 401(k) plan.

Equity Incentive Plan Information

The following table sets forth the outstanding stock options or rights that have been authorized under equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2006 Equity Incentive Plan	691,237	$1.94	2,039,317

Equity compensation plans not approved by security holders	-0-	n/a	-0-

Total	691,237	$1.94	2,039,317

Certain Relationships and Related Transactions

Set forth below are certain transactions between the Company and related persons that have occurred since January 1, 2016 other than compensation-related transactions, which are described above:

Indemnification Agreements

In accordance with our restated articles of incorporation and our amended and restated bylaws, we have indemnification obligations to our officers and directors for certain events or occurrences, subject to certain limits, while they are serving at our request in their respective capacities. We have a director and officer insurance policy that enables us to recover a portion of any amounts paid for future potential claims. We have also entered into contractual indemnification agreements with each of our officers and directors.

Common Stock Transactions with Related Persons

March 2016 Offering

On March 29, 2016, we entered into a Stock Purchase Agreement for the offer and sale of 25,245,442 shares of Common Stock and warrants to purchase an additional 25,245,442 shares of Common Stock at a purchase price of $0.0713 per unit consisting of one share and one warrant to purchase Common Stock, for an aggregate purchase price of $1,800,000.  (the “March 2016 Offering).  The warrants have an exercise price of $0.0871 per share and a five-year term.  The warrants also include cashless exercise provisions and for a period of one year a “full ratchet” anti-dilution provision under which the exercise price of such warrants resets to any lower sales price at which the Company offers or sells Common Stock or Common Stock equivalents for one year (subject to standard exceptions). On March 30, 2017, the anti-dilution provision expired and the exercise price of the warrants did not reset.

Purchasers in the offering included Michael I. Sacks, the father of Bradley J. Sacks, the then Chairman of our Board (investment amount of $1,000,000), Centric Capital Ventures, LLC, an investment entity controlled by Bradley J. Sacks (investment amount of $19,000), Terrance K. Wallberg, our Vice President and Chief Financial Officer (investment amount of $50,000), and Daniel G. Moro, our former Vice President of Polymer Drug Delivery (investment amount of $10,000).

March 2017 Offering

On February 27, 2017, the Company entered into the Purchase Agreement with Velocitas Partners and Velocitas I LLC, an affiliate of Velocitas Partners, under which the Company received $6,000,000 in two closings, with the initial closing occurring on February 27, 2017 and the second closing occurring on March 31, 2017.  The first closing included the purchase by Velocitas at face value of a $500,000 convertible promissory note. The second closing, which occurred on March 31, 2017, included the purchase by Velocitas at face value an additional $500,000 convertible promissory note and the purchase by Velocitas I LLC of Series B Convertible Preferred Stock of the Company for gross proceeds of $5,000,000, at an as-converted-to-Common Stock purchase price of $0.04 per share.  In addition, Velocitas was issued 13,375,000 shares of Common Stock in exchange for the assignment of certain distribution rights and a warrant exercisable for 57,055,057 shares of Common Stock.  Velocitas also has the right to appoint four persons to our Board.  Additional information about this transaction is described under “Proposal 3 – Purpose and Effect”.  Each of Vaidehi Shah, Oksana Tiedt, and Smita Shah (the spouse of Anish Shah) are managing members, each of Vaidehi Shah, Oksana Tiedt, Smita Shah and Arindam Bose are members, and Anish Shah is an officer of Velocitas Partners LLC.  Each of Vaidehi Shah, Oksana Tiedt, Smita Shah, and Arindam Bose are beneficial owners of 10% or more of Velocitas Partners LLC.  Velocitas Partners LLC is the manager of the manager of Velocitas I LLC.

Product Orders

In March 2017, the Company received a product order from Velocitas GmbH for the shipment of Altrazeal 0.75 blisters with a net retail value of approximately $130,000.  Oksana Tiedt is the managing director of Velocitas GmbH and Oksana Tiedt and Vaidehi Shah are the managing members of Velocitas Partners LLC that is the beneficial owner of 10% or more of Velocitas GmbH.

Related Party Services

Starting in April 2017, the Company entered into a service agreement with Velocitas GmbH whereby Velocitas GmbH will be providing the Company with support for operations, logistics, manufacturing, and other services as may be needed at an annual fee of $250,000 plus reimbursement for agreed upon operating expenses.

Related Party Obligations

Since 2011, our named executive officers have temporarily deferred portions of their compensation as part of a plan to conserve and manage the Company’s cash and financial resources.  As of December 31, 2016, the Company owed $48,333 in deferred compensation to Terrance K. Wallberg, our Chief Financial Officer.

During 2016, Helmut Kerschbaumer, our former Interim President, Chief Executive Officer, and Director, and Klaus Kuehne, a former director of the Company, were each a party to consulting agreements for providing services to the Company in the field of operations, marketing, manufacturing, and business development.  The consulting agreements provided for consulting fees of $10,000 per month to each of Messrs. Kerschbaumer and Kuehne in exchange for their services.  During the year ended December 31, 2016, we paid or accrued $105,000 to Mr. Kerschbaumer and $105,000 to Mr. Kuehne, with such amounts subject to audit and verification.  As of December 31, 2016, each of Messrs. Kerschbaumer and Kuehne asserts that $50,000 of such compensation is outstanding and unpaid.

DIRECTOR COMPENSATION

Each director who is not also our employee is entitled to receive stock option awards to purchase a number of shares of our Common Stock, as determined by the Board.  In addition, we reimburse each director, whether an employee or not, the expenses of attending Board and committee meetings.  The Board did not grant any stock option awards to the directors for their services during 2016 and 2015.

Compensation

Other than Helmut Kerschbaumer and Terrance K. Wallberg, whose compensation is disclosed above, the following table sets forth information regarding the compensation we paid to our directors in 2016:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Robert F. Goldrich (2)	---	---	$	---	---	---	$	---
Klaus Kuehne (3)	---	---	$	---	---	$105,000	$	---
Bradley J. Sacks (4)	---	---	$	---	---	---	$	---

(1)	The Board did not grant any stock option awards to the directors for their services during 2016 and 2015.
(2)	Mr. Goldrich served as a director of the Company from September 25, 2015 to March 31, 2017.
(3)
Mr. Kuehne resigned as a director of the Company on February 27, 2017. Klaus Kuehne, a former director of the Company, was party to a consulting agreement for providing services to the Company in the field of operations, marketing, manufacturing, and business development.  Under such agreement, during the year ended December 31, 2016, we paid or accrued $105,000 to Mr. Kuehne, with such amounts subject to audit and verification.  As of December 31, 2016, Mr. Kuehne asserts that $50,000 of such compensation is outstanding and unpaid.

(4)
Mr. Sacks was appointed to serve as a director of the Company on July 20, 2015 and on November 19, 2015 was appointed to serve as Chairman of the Board.  On March 31, 2017, Mr. Sacks resigned as Chairman of the Board but continues to serve as a director.

Compensation Committee Interlocks and Insider Participation

During 2016, the Compensation Committee was composed of three directors: Robert F. Goldrich, Klaus Kuehne, and Bradley J. Sacks.  During 2016, the Compensation Committee made recommendations to the Board regarding executive compensation matters, including decisions relating to salary and annual incentive payments and grants of stock options.  During the 2016 fiscal year, no executive officer of the Company served as a member of the Board or compensation committee, or other committees serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

During 2016, the Audit Committee of the Board operated under a written charter adopted by the Board.  In April 2017, the Board dissolved the Audit Committee, revoked its committee charter and had the Board as a whole perform the functions previously perform by the Audit Committee.

In discharging its oversight responsibility as to the audit process, the Board of Directors functioning as the Audit Committee obtained from the Company’s independent accountants the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Board functioning as the Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm’s independence.

The Board functioning as the Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Board functioning as the Audit Committee met with and without management present, and discussed and reviewed the results of the independent accountants’ examination of the Company’s financial statements.

Based upon the Board functioning as the Audit Committee’s review of the independent financial statements and discussion with management, review of materials provided by and discussions with the independent accountants, and the Board functioning as the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Board functioning as the Audit Committee, the Board functioning as the Audit Committee recommended to the Board that the Company include the audited consolidated financial statements in its Annual Report on Form 10-K for the 2016 fiscal year for filing with the SEC.

The Board functioning as the Audit Committee recommended the appointment of Montgomery Coscia Greilich, LLP as our independent accountants for the 2017 fiscal year.

BOARD OF DIRECTORS, functioning as the Audit Committee

Vaidehi Shah, Chairman Anish Shah Arindam Bose Bradley J. Sacks Oksana Tiedt

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following tables set forth certain information with respect to the beneficial ownership of the Company’s Common Stock and Series B Preferred as of May 31, 2017, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the respective class or series of stock; (2) each of our directors; (3) each named executive officer; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.  Unless otherwise indicated, the address of each stockholder listed in the table is c/o ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities.  All shares of capital stock subject to options, warrants or rights of conversion exercisable within 60 days of May 31, 2017 are deemed to be outstanding and beneficially owned by the persons holding those options, warrants or rights of conversion for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person.  They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 76,349,431 shares of Common Stock, and 1,250 shares of Series B Preferred, outstanding as of May 31, 2017.

Beneficial Ownership of Common Stock

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class

5% or Greater Stockholders:
Velocitas Affiliate Group (1)(3)	221,089,307	77.8%
Sacks Affiliate Group (2)(3)	30,603,450	34.0%
IPMD GmbH (4)(5)	7,095,241	9.3%

Directors and Named Executive Officers:
Vaidehi Shah, Chairman, Chief Executive Officer (6)	---	---
Anish Shah, Director (6)	---	---
Arindam Bose, Director (6)	---	---
Bradley J. Sacks (2)(7)	552,960	*
Oksana Tiedt, Director (6)	---	---
Terrance K. Wallberg, Chief Financial Officer, Vice President (8)	1,722,115	2.2%

Directors and Executive Officers as a Group (6 persons) (9)	2,275,075	2.9%

* Less than 1% of the total outstanding Common Stock.

(1)
The Velocitas Affiliate Group includes Velocitas Partners LLC and Velocitas I LLC.  The address for the Velocitas Affiliated Group is 2113 Duck Hunter Point, Florence, South Carolina.  Velocitas Partners LLC is managed by a three person Board of Managers, and voting, acquisition and disposition decisions require the approval of a majority of the managers.  Velocitas Partners LLC holds 13,375,000 shares of Common Stock directly, 57,055,057 shares of Common Stock issuable on exercise of a warrant, and 25,659,250 shares of Common Stock issuable on conversion of $1,000,000 in principal and $26,370 in accrued interest due on two convertible notes.  Velocitas I LLC holds 1,250 shares of the Company’s Series B Preferred Stock which are convertible into 125,000,000 shares of Common Stock.

(2)
The address for Michael I. Sacks (“M Sacks”) is 11th Floor, Sandton City Office Towers, Sandhurst, Ext 3, Sandton, 2196, South Africa.  M Sacks is the father of Bradley J. Sacks (“B Sacks”).  As disclosed in the Schedule 13D/A, filed by M Sacks with the Securities and Exchange Commission on March 2, 2017, M Sacks, B Sacks and Centric Capital Ventures LLC (“Centric”) may be deemed to be a “group” within the meaning of Rule 13d-5(b) under the Exchange Act, however, M Sacks disclaims any beneficial ownership in the shares of Common Stock beneficially owned by B Sacks and Centric. B Sacks and Centric disclaim any beneficial ownership in the shares of Common Stock beneficially owned by M Sacks.  M Sacks beneficially owns 30,050,490 shares of Common Stock, which includes warrants to purchase 14,025,245 shares of Common Stock. Centric directly beneficially owns 552,960 shares of Common Stock, which includes warrants to purchase 266,480 shares of Common Stock, and by virtue of his control of Centric as its Managing Member, B Sacks is deemed to beneficially own such 552,960 shares of Common Stock.

(3)
Pursuant to a Voting Agreement, dated March 31, 2017, the Velocitas Affiliate Group and the Sacks Affiliate Group may be deemed to have formed a “group” within the meaning of Section 13(d)(c) of the Exchange Act.  As such, the “group” could be considered to have shared voting power of 237,401,032 shares of Common Stock.

(4)
The address for IPMD GmbH is Schreyvogelgasse 3/5, 1010 Wien, Vienna, Austria.  IPMD has represented that voting and investment decisions are made by majority vote of a board or committee consisting of three persons.

(5)
IPMD is party to an Equalization Agreement, dated January 31, 2014, with M Sacks and The Punch Trust.  Pursuant to the Equalization Agreement, IPMD is required to transfer a certain number of shares of Company Common Stock to M Sacks and The Punch Trust that IPMD related entities receive from certain strategic transactions involving such entities and the Company.  Currently, the parties to the Equalization Agreement are evaluating their obligations thereunder, and any effect on beneficial ownership has not been reflected in the Table.

(6)	The address for this director or executive officer is 2113 Duck Hunter Pointe, Florence, South Carolina 29501.
(7)
The address for Centric and B Sacks is 590 Madison Avenue, Floor 18, New York, NY 10022. B Sacks is the Managing Member of Centric and has sole voting and investment power with respect with to the Common Stock held by Centric.  Includes 266,480 shares of Common Stock issuable on exercise of warrants and nil shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of May 31, 2017.

(8)
Includes 761,262 shares of Common Stock issuable on exercise of warrants and 135,334 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of May 31, 2017.

(9)
Includes 1,027,742 shares of Common Stock issuable on exercise of warrants, and 135,334 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of May 31, 2017.

Beneficial Ownership of Series B Convertible Preferred Stock

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class

5% or Greater Stockholders:
Velocitas Affiliate Group (1)	1,250	100%

Directors and Named Executive Officers:
Vaidehi Shah, Chairman, Chief Executive Officer (2)	---	---
Anish Shah, Director (2)	---	---
Arindam Bose, Director (2)	---	---
Bradley J. Sacks (2)	---	---
Oksana Tiedt, Director (2)	---	---
Terrance K. Wallberg, Chief Financial Officer, Vice President (2)	---	---

Directors and Executive Officers as a Group (6 persons) (2)	---	---

(1)
The Velocitas Affiliate Group includes Velocitas Partners LLC and Velocitas I LLC.  The address for the Velocitas Affiliated Group is 2113 Duck Hunter Pointe, Florence, South Carolina 29501.  Velocitas Partners LLC is managed by a three person Board of Managers, and voting, acquisition and disposition decisions require the approval of a majority of the managers.  Velocitas I LLC holds 1,250 shares of the Company’s Series B Preferred Stock which is convertible into 125,000,000 shares of Common Stock.

(2)	The address for such officer or director is set forth in the preceding table.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of independent auditors will be approved annually by the Board and generally ratified by our stockholders. Previously, the Company’s Audit Committee and now the Board reviews and approves both the audit scope and estimated fees for professional services for the coming year. The Board has authorized the engagement of Montgomery Coscia Greilich, LLP, who we refer to as MCG, as our independent auditors for the year ending December 31, 2017.  MCG has been the Company’s independent registered public accounting firm since January 4, 2017.  Prior to MCG, Lane Gorman Trubitt LLC was the Company’s independent registered public accounting firm from March 29, 2007 to September 30, 2016.  Representatives of MCG are not expected to be present at the Annual Meeting and, as a result, will not have an opportunity to make a statement or respond to questions.

Audit and Non-Audit Fees

The following table summarizes the fees billed by our principal independent auditors for each of our last two fiscal years.  For fiscal 2016, audit fees include amounts billed by MCG.  All other audit and audit related services listed in the following table were provided by Lane Gorman Trubitt LLC.

	Years Ended December 31,
Nature of Service	2016		2015
Audit fees (1)		$42,728		$53,588
Audit related fees (2)		$17,665		$22,993
Tax fees (3)	$	---	$	---
All other fees (4)		$9,147		$16,672

(1)
Consists of fees billed for the audit of our annual financial statements, review of our Form 10-K, and services that are normally provided by the accountant in connection with year-end statutory and regulatory filings or engagements.

(2)
Consists of fees billed for the review of our quarterly financial statements, review of our Forms 10-Q and 8-K and services that are normally provided by the accountant in connection with non year end statutory and regulatory filings and engagements.

(3)
Consists of fees and professional services for tax compliance, tax advice, and tax planning.  The Company does not use its principal accountants to provide tax services.  McGuiness and Hodavance, CPA billed $1,500 and $1,500 for tax return preparation for 2016 and 2015, respectively.

(4)
The services provided by our principal accountants within this category consisted of advice and other services relating to SEC matters, registration statement review, internal controls, accounting issues and client conferences.  MCG billed $2,100 for internal controls consulting for 2016.  Saville, Dodgen and Company, PLLC billed $5,000 and $5,000 for internal controls consulting for 2016 and 2015, respectively.

Changes in Independent Auditors

Resignation of Auditor

On August 29, 2016, the Company received notification from Lane Gorman Trubitt, LLC (“Lane Gorman”), the Company’s then-current independent registered public accounting firm, that Lane Gorman declined to continue as the Company’s independent registered public accounting firm with respect to the audit of the Company’s financial statements as of and for the year ending December 31, 2016.

Lane Gorman’s reports on the Company’s financial statements for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, and neither such report was qualified or modified as to uncertainty, audit scope, or accounting principle.  During the fiscal years ended December 31, 2015 and December 31, 2014 and through September 30, 2016, (i) there were no disagreements with Lane Gorman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Lane Gorman, would have caused Lane Gorman to make reference thereto in its reports on the financial statements for such years, and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, other than the material weakness in the internal control over financial reporting that was previously reported in the Company’s Form 10-K, filed with the U.S. Securities and Exchange Commission on April 1, 2015, which has been remediated as previously reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015.

The Company provided Lane Gorman with a copy of the above disclosures. A copy of Lane Gorman’s letter to the U.S. Securities and Exchange Commission required by Item 304(a) of Regulation S-K was included as included as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on September 30, 2016.

Appointment of Auditor

The Audit Committee of the Board approved the engagement of Montgomery Coscia Greilich LLP ("MCG") to serve as the Company's independent registered public accounting firm to audit the Company's financial statements for the years ending December 31, 2016 and 2017 as well as to perform review services in regards to the quarterly financial information of the Company included in its Quarterly Reports on Form 10-Q for 2017. On January 4, 2017, MCG formally advised the Company that effective as of such date it was accepting the position as the Company's independent registered public accounting firm.

During the years ended December 31, 2016 and 2015, and the interim period through January 4, 2017, neither the Company nor anyone acting on its behalf consulted with MCG regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) or reportable event (as described in Item 304(a)(1)(v)) of Regulation S-K.

Pre-Approval Policy of Audit and Non-Audit Services

All audit engagement fees and services, and all permissible non-audit engagement fees and services with the independent auditor, must be approved by the Board functioning as the Audit Committee.  The Board functioning as the Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis.  The types of services that may be covered by a general pre-approval include other audit services, audit-related services, tax services and permissible non-audit services.  If a type of service is not covered by the general pre-approval, the Board functioning as the Audit Committee must review the service on a specific case-by-case basis and pre-approve it if such service is to be provided by the independent auditor.  For both types of pre-approval, the Board functioning as the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.  All services of the independent auditor were approved by the Audit Committee in 2016, and no approval was made in reliance on the Company’s pre-approval policy.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MONTGOMERY COSCIA GREILICH, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF MONTGOMERY COSCIA GREILICH, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

RATIFICATION BY STOCKHOLDERS IS NOT REQUIRED.  IF PROPOSAL 2 IS NOT APPROVED BY THE STOCKHOLDERS, THE BOARD DOES NOT PLAN TO CHANGE THE APPOINTMENT FOR FISCAL YEAR 2017 BUT WILL CONSIDER SUCH VOTE IN SELECTING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

PROPOSAL 3

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 200 MILLION TO 750 MILLION SHARES

Our Board adopted a resolution to amend our Restated Articles of Incorporation, which we refer to as our “Articles,” to increase the number of shares of Common Stock that we are authorized to issue from 200 million  to 750 million shares, and to increase the number of authorized shares of capital stock from 200,020,000 shares to 750,020,000 shares, and has directed that the proposed resolution be submitted to our stockholders for their approval and adoption. The number of authorized shares of preferred stock, $0.001 par value (“Preferred Stock”), will remain at 20,000 shares.  The form of the resolution is attached as Annex A to this Proxy Statement and, if the resolution is authorized by the stockholders, will be included in a certificate and filed with the Secretary of State of the State of Nevada.

Purposes of the Proposal

We may issue shares of capital stock to the extent such shares have been authorized under our Articles. Our Articles currently authorize us to issue up to 200 million shares of Common Stock and 20,000 shares of Preferred Stock, of which 1,000 shares have been designated of Series A Preferred Stock, none of which are outstanding, and 1,250 shares have been designated as Series B Preferred, all of which are issued and outstanding.  No shares of our Common Stock are held in treasury.

As of the record date, we currently have outstanding 76,349,431 shares of Common Stock.  In addition, we have (i) 83,234,717 shares of Common Stock issuable upon exercise of outstanding warrants, (ii) 227,403 shares of Common Stock issuable upon exercise of outstanding stock option awards, and 2,503,151 shares of Common Stock reserved for future grants under our Equity Incentive Plan, (iii) 31,250,000 shares of Common Stock issuable upon conversion of two convertible promissory notes and accrued interest thereon, and (iv) 125,000,000 shares of Common Stock issuable upon conversion of 1,250 shares of Series B Preferred (subject to sufficient authorized shares of Common Stock being available).  Collectively, there are outstanding, or reserved, rights to acquire 242,215,271 shares of Common Stock which, when added to our 76,349,431 shares of Common Stock outstanding, exceeds the number of authorized shares of Common Stock.  A primary purpose for the proposal to increase the authorized shares of Common Stock to 750 million shares is to ensure that the number of authorized shares of Common Stock equals or exceeds those currently reserved for issuance or subject to outstanding options, warrants, Series B Preferred, convertible notes or other rights to acquire Common Stock.

A secondary purpose for the proposal to increase the authorized shares of Common Stock is to eliminate any rights or preference associated with the Series B Preferred by causing such shares to automatically convert into Common Stock.   The 1,250 shares of Series B Preferred were issued pursuant to the Purchase Agreement for gross proceeds of $5,000,000, and each are convertible into 1,000 shares of Common Stock (at the rate of $0.04 per share). The Series B Preferred (i) votes together with the Common Stock as a single class (subject to standard protective provisions for the Series B Preferred, including the right to approve any amendments to the Articles), (ii) has the same dividend rights as the Common Stock, (iii) has a liquidation preference equal to the greater of its purchase price and its as converted-to-Common Stock value, and (iv) is convertible into Common Stock at the discretion of the holder at the rate of $0.04 per share, subject to the availability of authorized shares.  In addition, The Certificate of Designation creating the Series B Preferred provides that, if the Company increases by October 7, 2017 the authorized shares of Common Stock to a number sufficient to permit the conversion of all shares of Series B Preferred into Common Stock (in addition to other rights to acquire Common Stock), the outstanding shares of Series B Preferred will automatically, without any action by any person, convert into Common Stock.  If the proposal to increase the authorized shares of Common Stock to 750 million shares is approved, all outstanding shares of Series B Preferred will convert into an aggregate of 125,000,000 shares of Common Stock, eliminating any special rights specifically associated with the Series B Preferred.

Third, although the Company has no agreements or any such plans currently underway, the Board believes that increasing the number of authorized shares of Common Stock will also provide the Company with an ability to issue new Common Stock or rights to acquire Common Stock (among other instruments) in order to pursue strategic opportunities in the future that would enhance the value of the Company.  The Board has thus proposed that the authorized shares of Common Stock be increased to 750,000,000 shares, instead of 318,564,702 shares, which represents the minimum required in order to permit all existing plans, awards, warrants, convertible notes and convertible stock to be exercised for or converted into Common Stock.

As part of the resolution, the authorized number of shares of capital stock is being increased to 750,020,000 in order to accommodate the existing 20,000 shares of Preferred Stock.  The number of authorized shares of Preferred Stock is not being modified.

Voting Agreement

Pursuant to the Voting Agreement, certain key shareholders and affiliates, including Velocitas Partners, Velocitas I LLC and Bradley Sacks, have agreed to vote, and cause their affiliates to vote, all shares they hold in favor of this proposal.

Mechanics of Proposal

If the resolution attached hereto as Annex A is approved by the required vote of our stockholders, we will include such resolution in a Certificate of Amendment and file the same with the Nevada Secretary of State, which will result in the increase of the authorized shares of capital stock to 750,020,000 shares and the authorized shares of Common Stock to 750 million shares.  As described above, this will also result in the conversion of the Series B Preferred into 125 million shares of Common Stock. Notwithstanding the foregoing, the Board retains discretion under Nevada law not to implement the amendment to its Articles, even if the requisite votes in favor of this proposal are received. If the Board exercised such discretion, the number of authorized shares would remain at current levels.

Possible Anti-Takeover Effects of the Amendment

The proposed amendment to our Articles is not being recommended in response to any specific effort of which our Board is aware to obtain control of the Company, and our Board does not intend or view the proposed increase in authorized Common Stock as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of Common Stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover.  Under our Articles, our shareholders do not have preemptive rights with respect to our Common Stock. Thus, should our Board elect to issue additional shares, existing shareholders (other than those with contractual rights of first offer) would not have any preferential rights to purchase any shares.

Effect on Registration of Common Stock under the Securities Exchange Act of 1934

Our Common Stock is currently registered under the Exchange Act. An increase in the authorized number of shares of Common Stock would not affect the registration of our Common Stock under the Exchange Act. Our Common Stock is currently quoted on the OTC Markets, and such quotation will not be affected by an increase in the authorized number of shares of Common Stock.

Effect of Voting Rights of, and Dividends on, Common Stock

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the increase in the authorized number of shares of Common Stock. The percentage of outstanding shares owned by each stockholder prior to the increase in the authorized number of shares of Common Stock will remain the same, except that the Series B Preferred will convert into Common Stock.  In addition, the Company will be able to issue additional shares in the future.

The Company has never declared or paid any cash dividends on our capital stock, including its Common Stock.  The Board currently intends to retain any future earnings and does not expect to pay any dividends in the foreseeable future. Therefore, an increase in the authorized number of shares of Common Stock will not have any near-term effect with respect to future distributions, if any, to our stockholders.

Voting

Approval of the resolution authoring an amendment of the Articles increasing the authorized shares of Common Stock to 750 million shares requires the affirmative vote of (i) a majority of all votes entitled to be cast on the proposal, and (ii) 75% of the votes entitled to be cast by the holders of the Series B Preferred on the proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE RESOLUTION AUTHORIZING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200 MILLION TO 750 MILLION SHARES.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR RESOLUTION AUTHORIZING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200 MILLION TO 750 MILLION SHARES.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Securities Exchange Act of 1934, as amended (“Section 14A”), which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its stockholders with the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (referred to as a “Say-on-Pay” proposal) as disclosed in this Proxy Statement.

Accordingly, the following resolution will be submitted to the Company’s stockholders for approval at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosures.”

As described in detail above under the heading “Compensation Discussion and Analysis,” the Board believes the Company’s compensation of the named executive officers achieves the primary goals, which are to:

▪	provide competitive compensation that will help attract, retain and reward qualified executives, with a focus on talent from within the bio-pharmaceutical industry;

▪	align management’s interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

▪	align management’s interests with the interests of stockholders by including long-term equity incentives.

The Board encourages you to review in detail the Compensation Discussion and Analysis and the executive compensation tables of this Proxy Statement.  In light of the information set forth in such sections of this Proxy Statement, the Board believes the compensation of the named executive officers for the fiscal year ended December 31, 2016 was fair and reasonable and that the Company’s compensation programs and practices are in the best interests of the Company and its stockholders.

The advisory vote on this Say-on-Pay resolution is not intended to address any specific element of compensation; rather, the vote relates to all aspects of the compensation of the named executive officers, as described in this Proxy Statement. While this vote is only advisory in nature, which means that the vote is not binding on the Company or the Board, the Board values the opinion of the Company’s stockholders and will consider the outcome of the vote when addressing future compensation arrangements.  A vote in favor of the Say-on-Pay resolution will not be deemed to be ratification, for corporate purposes, of the compensation of the named executive officers.

Voting

Approval of the resolution above (on a non-binding, advisory basis) requires that the number of votes cast at the Annual Meeting, in person or by proxy, in favor of the resolution exceeds the number of votes cast in opposition to the resolution.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE ADVISOR RESOLUTION.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this Proxy Statement should properly come before the Annual Meeting; (ii) a person not named herein is nominated at the Annual Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy Statement and the form of proxy, subject to applicable laws and our Articles of Incorporation and Bylaws, should come before the Annual Meeting; or (iv) any matters should arise incident to the conduct of the Annual Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

The Board will make provisions for the presentation of proposals at the Company’s 2018 annual meeting submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC and the Company’s bylaws.  In accordance with the SEC rules, a proposal must normally be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, or February 12, 2018.  To be included in our proxy materials solicited for the 2018 annual meeting, your proposal must satisfy the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, our bylaws require that any stockholder seeking to present a proposal at the 2018 annual meeting or nominate a candidate for election to the Board at the 2018 annual meeting, must give complete and timely written notice to the Secretary of the Company.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of stockholders; provided, however, if the date of the 2018 annual meeting is advanced more than 30 days prior to such anniversary date, the proposal or nomination must be received no later than the later of 70 days prior to the date of the meeting and the 10th day following the day on which public announcement of the date of the meeting is made.  Moreover, any such notice must include, among other things, (i) the information required to be disclosed in solicitations of proxies with respect to the matter pursuant to Regulation 14A of the Exchange Act, (ii) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (iii) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by certain affiliates of such stockholder, (iv) any material interest of the stockholder or any such affiliate in such business, including all arrangements, agreements and understandings with the stockholder or such affiliate in connection with the proposed business.

If a stockholder desires to nominate a person for election as a director, the stockholder is required to provide in such notice, among other things, (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name and address, as they appear on the Company’s books, of such stockholder, (iii) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by certain affiliates of such stockholder and (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any such affiliate has the right to vote any security of the Company.  If any stockholder’s proposal or nomination is not timely and properly made in accordance with the procedures set forth in the Company’s bylaws then it will be defective and may not be brought before the Company’s 2018 annual meeting.

Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company’s annual meeting of shareholders to be held in 2018, but fails to notify the Company of that intention prior to the earlier of April [28], 2018 and a reasonable time prior to the Company first sends its proxy materials to its stockholders, then a proxy solicited by the Board may be voted on that matter in the discretion of the proxy holder, without discussion of the matter in the Proxy Statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

UNDERTAKING TO PROVIDE FORM 10-K

Our Annual Report on Form 10-K for the 2016 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 4452 Beltway Drive, Addison, Texas 75001 and is also available on our website at http://www.uluruinc.com under the heading “Investors”.

Annex A

RESOLUTION APPROVE INCREASE IN AUTHORIZED SHARES OF COMMMON STOCK

RESOLVED, that the third paragraph of Article IV of the Restated Articles of Incorporation be, and it hereby is, amended by deleting such paragraph in entirety and substituting the following in its place:

The total number of shares of stock which the corporation shall have authority to issue is Seven Hundred Fifty Million and Twenty Thousand (750,020,000) shares, of which Seven Hundred Fifty Million (750,000,000) shall be Common Stock, $0.001 par value per share, and Twenty Thousand (20,000) shares shall be Preferred Stock, $0.001 par value per share (the “Preferred”).

ULURU INC.
4452 Beltway Drive, Addison, Texas 75001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 15, 2017, and revoking any proxy heretofore given, hereby appoints each of Vaidehi Shah and Terrance K. Wallberg, or either of them, Proxies of the undersigned with full power of substitution, to vote all shares of Common Stock and Series B Convertible Preferred Stock of ULURU Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held Tuesday, July 25, 2017 at 10:00 a.m., local time, at the offices of ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001, (214) 905-5145, or any postponement or adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made with respect to any matter, this Proxy will be voted FOR each Director nominee listed in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the named Proxies are authorized to vote on any other matters which may properly come before the Annual Meeting or any postponement or adjournment thereof as set forth in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 25, 2017.

This proxy statement and our 2016 Annual Report to stockholders are available at our corporate website at www.uluruinc.com under the heading “Investors”.

(continued and to be signed on the reverse side)

The Board recommends a vote “FOR” the election of Directors listed in Proposal 1 and a vote “FOR” Proposals 2, 3, and 4.  Please sign, date and return this Proxy promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. ☒

1.	Election of Directors.

☐	FOR ALL NOMINEES
Nominees:
	1 Year Term	Vaidehi Shah	☐

	1 Year Term	Anish Shah	☐

	1 Year Term	Arindam Bose	☐

	1 Year Term	Bradley J. Sacks	☐

	1 Year Term	Oksana Tiedt	☐

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL NOMINEES EXCEPT
(see instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINESS EXCEPT” and mark in the box next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Montgomery Coscia Greilich, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3.
Resolution attached to the Proxy Statement dated June 15, 2017 as Annex A amending the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 200 million to 750 million.
	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4.
Proposal to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables, and accompanying narrative discussions contained in the Proxy Statement.
	☐	☐	☐

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF ULURU INC.’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS.

Signature
	Date	Signature if held jointly	Date

NOTE:
Please sign exactly as name or names appear on this Proxy.  When shares are held jointly each holder must sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership or other entity, please sign in entity name by authorized person.